Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into between SURNA INC., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) effective as of the latest date set forth on the signatures pages hereto.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, Units as more fully described in this Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the offer and sale of Units pursuant to this Agreement for aggregate proceeds not to exceed $3,000,000, or such increased amount as determined by the Board, in its sole discretion, without notice to the Purchasers, not to exceed $4,000,000 (the “Maximum Amount”), to be sold only to “accredited investors” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and

WHEREAS, there is no minimum number of Units that must be sold in connection with the offer and sale of Units pursuant to this Agreement; and

WHEREAS, the proceeds from the offering will be used by the Company for working capital and general corporate purposes; provided, however, that the Company will set aside 33.3% of the proceeds from each Closing of the offering (not to exceed $400,000 in the aggregate) to repurchase shares of Common Stock from the Company’s co-founders, Stephen and Brandy Keen, at a repurchase price equal to 80% of the Unit Price.

WHEREAS, the offer and sale of Units pursuant to this Agreement is available to executive officers and employees of the Company, provided each such person is an accredited investor.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.       Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings as defined herein, and (b) the following terms have the meanings set forth in this Section 1:

“Action” shall have the meaning ascribed to such term in Section 3(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means from time to time on a rolling acceptance basis upon receipt of: (i) a duly executed Agreement subscribing for any part of the Securities, which has been accepted in writing by the Company (the “Subscriptions”), (ii) duly executed and completed questionnaires and other agreements as may be required by the Company, and (iii) the receipt by the Company of the Subscription Amount, in good funds, for the Securities subscribed for at the Company’s designated bank account via wire transfer, at the discretion of the Company, one or more closings will take place and the proceeds from such Subscriptions will be paid to the Company. Closings resulting in the offering of up to the Maximum Amount may take place at the discretion of the Company until 5:00 p.m. Mountain Time on June 6, 2018, or such later date and time as determined by the Board, in its sole discretion, without notice to the Purchasers, but in no event after 5:00 p.m. Mountain Time on June 20, 2018 (the “Closing Deadline”).

“Closing Date” means any day on which a Closing occurs and all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, right, option, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Foreign Shell Bank,” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall mean generally accepted accounting principles consistently applied.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3(m).

“Non-Cooperative Jurisdiction” shall have the meaning ascribed to it by the Financial Action Task Force (“FATF”) or any successor entity, as amended from time to time. Namely a person resident in or whose subscription funds are transferred from or through an account in a country or territory which is designated as a “Non-Cooperative Jurisdiction” by FATF on Money Laundering.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 11.

“Required Approvals” shall have the meaning ascribed to such term in Section 3(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future as components of the Units or underlying components of the Units pursuant to the Transaction Documents.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Common Stock and the Warrants comprising the Units.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for a Unit purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means Hydro Innovations, LLC, a Texas limited liability company of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the trading platforms of OTC Markets Inc., or any successor entity, is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the trading platforms of OTC Markets Inc., or any successors to any of the foregoing.

“Transaction Documents” means this Agreement and the Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Unit” means and consists of (i) one (1) share of Common Stock, and (ii) one (1) Warrant to purchase one (1) share of Common Stock.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2(a) hereof, which Warrants shall be exercisable commencing July 1, 2018 until 5 p.m. Mountain Time on June 30, 2021, have an exercise price of $0.25 per share of Common Stock, expire at 5 p.m. Mountain Time on June 30, 2021, and are callable (redeemable) by the Company, at its option, beginning on July 1, 2019 until the expiration date of the warrant, if the closing price of a share of the Common Stock is $0.40 or greater for five (5) consecutive trading days, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.       Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase, up to an aggregate of 18,750,000 Units at $0.16 per Unit (the “Unit Price”) for an aggregate offering of $3,000,000, or such increased amount as determined by the Board, in its sole discretion, without notice to the Purchasers, not to exceed 25,000,000 Units at the Unit Price for an aggregate offering of $4,000,000. Each Unit consists of one (1) share of Common Stock, and (ii) one (1) Warrant to purchase one (1) share of Common Stock. Each Purchaser must purchase a minimum of 62,500 Units (or $10,000). No fractional Units will be issued. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to its Subscription Amount and the Company shall instruct its representatives to deliver to each Purchaser its respective shares of Common Stock and the Warrants as determined pursuant to Section 2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2(a) and 2(b), respectively, deliverable at the Closing. For purposes of allocating the Unit Price, the Company will allocate $0.095 to the share of Common Stock in the Unit and $0.065 to the Warrant in the Unit.

a.       Deliveries by the Company. The Company shall deliver or cause to be delivered to each Purchaser the following: (i) this Agreement duly executed by the Company, (ii) a certificate evidencing the number of shares of Common Stock purchased as part of the Units, in either physical certificate of book entry form, and (iii) the Warrant purchased as part of the Units.

b.       Deliveries by each Purchaser. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) this Agreement duly executed by the Purchaser, and (ii) the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

c.       Closing Conditions of the Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date), (ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed, and (iii) the delivery by each Purchaser of the items set forth in Section 2(b) of this Agreement.

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d.        Closing Conditions of each Purchaser. The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein), and (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

3.       Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, if any, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

a.       Subsidiaries. The Subsidiary is the only direct and indirect subsidiary of the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b.       Organization and Qualification. The Company and the Subsidiary are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is considered in good standing so long as failure to register as a foreign corporation or other entity does not create: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition, financial or otherwise, of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) such that a Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c.       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d.       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any material Lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or material asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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e.       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

f.       Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and, with respect to the shares of Common Stock, non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

g.       Capitalization. The capitalization of the Company is as described in the SEC Reports (as defined in Section 3(h) below) and includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. To the knowledge of the Company, all of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

h.       SEC Reports and Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act since December 31, 2016, including those pursuant to Section 13(a) or 15(d) of the Exchange Act (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

i.       Material Changes. Except as disclosed in an SEC Report: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect prior to the Closing, (ii) the Company has not incurred any material liabilities (contingent or otherwise) that have not been repaid other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) material liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholder or purchased, redeemed or made any agreements to purchase or redeem any shares of Common Stock, and (v) the Company has not issued any equity securities to any officer, manager, or Affiliate, except pursuant to existing Company equity incentive plans.

j.       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

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k.       [Reserved]

l.       Compliance. Neither the Company nor the Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority. or (iii) is or has been in material violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. The use, possession, cultivation, and distribution of cannabis is prohibited by U.S. federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by U.S. federal authorities. A very large percentage, if not all, of the Company’s customers are operating in an industry that is still illegal under U.S. federal law. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of the Company’s business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

m.       Regulatory Permits. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

n.       Title to Assets. The Company and the Subsidiary own no real property and have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in material compliance.

o.       Intellectual Property. The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor the Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor the Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

p.       Transactions with Affiliates and Employees. Except as set forth in an SEC Report, none of the officers or directors of the Company or the Subsidiary and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money too or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including equity-based agreements under any equity incentive plan of the Company.

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q.       Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

r.       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

s.       Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or the Subsidiary.

t.       Disclosure. All of the disclosures furnished by or on behalf of the Company to the Purchasers regarding the Company and its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, if any, are true and correct in all materials respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

u.       No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

v.       Tax Status. The Company and its Subsidiary have sustained losses from inception and, as a result, have not filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject. There are no unpaid taxes in any material amount due to the taxing authority of any jurisdiction, however, as a consequence of not filing all returns, reports or declarations there may be penalties assessed for non-filing. Management has made no determination as to the amount, if any, of such penalties. Notwithstanding the foregoing, the Company has been penalized approximately $115,000 by the Internal Revenue Service for failure to file its Foreign Form 5471, Information Return of U.S. Persons With Respect To Certain Foreign Corporations, for the years 2009 through 2014 on a timely basis (“Tax Penalties”). The Company’s request that the penalties be abated was initially denied by the Internal Revenue Service but the Company is appealing such decision.

w.       No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

x.       Foreign Corrupt Practices. Neither the Company nor the Subsidiary, nor to the knowledge of the Company or the Subsidiary, any agent or other person acting on behalf of the Company or the Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

y.       Office of Foreign Assets Control. Neither the Company nor the Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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z.       Employees. Neither the Company nor the Subsidiary has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or the Subsidiary. Except as set forth in an SEC Report, neither the Company nor the Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement with any of its executive officers. To the Company’s knowledge, no employee of the Company or the Subsidiary, nor any consultant with whom the Company or the Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company (or the Subsidiary) because of the nature of the business to be conducted by the Company (or the Subsidiary); and to the Company’s knowledge the continued employment by the Company (and the Subsidiary) of their respective present employees, and the performance of the Company’s (and the Subsidiary’s) contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as set forth in an SEC Report, no employee of the Company or the Subsidiary has been granted the right to continued employment by the Company (or the Subsidiary) or to any material compensation following termination of employment with the Company (or the Subsidiary). The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company (or the Subsidiary) nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. The Company and the Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

aa. Employee Benefits . Except as disclosed in an SEC Report, the Company does not maintain, and is not required by any applicable law to maintain, any “employee benefit plan” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any other employee benefit plan, program or arrangement of any kind.

bb. No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

cc. Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

4.       Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

a.       Investor Questionnaire and Information Form. The Company may rely upon and is a third party beneficiary of the Purchaser’s representations, warranties, covenants and agreements set forth in this Agreement and that certain Accredited Investor Questionnaire and Information Form completed by the Purchaser and delivered to the Company.

b.       Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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c.       Purchase Entirely for Own Account. This Agreement is made by the Company with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

d.       Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities, and has carefully considered the risks associated with an investment in the Units. The Purchaser has consulted his, her or its own legal, tax, financial, investment and other advisors in connection with such Purchaser’s execution and delivery of this Agreement and such Purchaser’s investment in the Securities to be acquired by such Purchaser pursuant to this Agreement, and acknowledges that the Company is giving no legal, tax, financial or investment advice to the Purchaser.

e.       No Minimum Offering Amount, No Escrow of Funds. The Purchaser understands that the Company is making this offering with no minimum amount of Securities to be sold. The Purchaser also understands that its investment amount paid for the Securities will be deposited with the Company and not in any escrow account pending a Closing, should the Purchaser pay its investment amount prior to a Closing. Therefore, once the investment amount is paid to the Company, it will be subject to the claims of the Company’s creditors regardless of whether or not the Company has issued the Common Stock and Warrants comprising the Units.

f.       Information. The Purchaser acknowledges its careful review of this Agreement, the other Transaction Documents, and the Company’s periodic reports and other filings made with the SEC that are required of the Company pursuant to the Exchange Act, all of which the Purchaser acknowledges have been available to it. The Purchaser specifically acknowledges that it has reviewed and understands the following periodic reports of the Company: the Form 10-K annual report for the fiscal year ended December 31, 2017, including the risk factors described in Item 1A thereof, the Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2017, and the Form 10-Q quarterly report for the period ended March 31, 2018 and each other report filed by the Company since the filing of the Form 10-K annual report for the fiscal year ended December 31, 2017. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering and content of the Transaction Documents and to obtain additional information, to the extent the Company possesses the information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the Purchaser reasonably desires in order to evaluate the investment in the Securities. The Purchaser has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in this Agreement. The Purchaser does not desire to receive any further information.

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g.       Anti-Money Laundering Matters. The Purchaser is in compliance with all applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the U.S. Bank Secrecy Act (the “BSA”) and all other anti-money laundering laws and applicable regulations adopted to implement the provisions of such laws, including policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the BSA. Neither the Purchaser, nor any holder of any beneficial interest in the Securities (each a “Beneficial Owner”) is or will be: (i) a person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov), (ii) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov), (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 CFR Part 515, (iv) a Foreign Shell Bank, (v) a person resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction, or (vi) a person resident in a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money-laundering concerns. The Purchaser agrees to promptly notify the Company of any change in any information affecting this representation and warranty. Neither the Purchaser nor any Beneficial Owner is a senior foreign political figure, which means a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether or not elected), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. This restriction on senior foreign political figures also applies to any immediate family member of such figure (a spouse, parent, sibling, child, or a spouse’s parent, sibling or child) or close associate of such figure (a person who is publicly known to maintain, or who actually maintains, a close personal or professional relationship with such individual). No portion of the purchase price: (i) does or will originate from, nor will it be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank”, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction, (ii) has been or will be derived from, or related to, any activity that is deemed criminal under applicable law, or (iii) causes or will cause the Company, or any of its affiliates to be in violation of the BSA, the U.S. Money Laundering Control Act of 1986 or the U.S. International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001. The Purchaser is not otherwise prohibited from investing in the Company pursuant to applicable anti-money laundering, anti-bribery and corruption, antiterrorist or asset or exchange control laws, regulations, rules or orders. The Purchaser acknowledges and agrees that if at any time it is discovered that any of the representations in this Section 4(e) are incorrect, or if otherwise required by applicable law related to money laundering, anti-bribery and corruption, antiterrorism or asset or exchange controls and similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or withdrawing the Purchaser’s interest in the Company. The Purchaser agrees to provide to the Company any additional information or documentation that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering, anti-bribery and corruption, antiterrorism or asset or exchange controls and similar activities. The Purchaser shall promptly notify the Company if any of the representations in this Section 4(e) cease to be true and accurate.

h.       FATCA Matters. The Purchaser acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the Code and any rules, regulations, forms, instructions, other guidance and any intergovernmental agreements issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Purchaser agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in the Transaction Documents or any other agreement or document, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Purchaser and such other reasonably necessary or advisable action by the Company with respect to the Securities, and the Purchaser shall have no claim, and shall not pursue any claim, against the Company or any other Person in connection therewith.

i.       Purchaser Status. At the time as the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser hereby reaffirms the statements made in the Accredited Investor Questionnaire and Information Form completed by the Purchaser prior to receiving information about the Offering.

j.       Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has the knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities, including the shares of Common Stock underlying the Warrants, and is able to afford a complete loss of all its investment in the Company.

k.       General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

l.       Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth in the Accredited Investor Questionnaire and Information Form. If the Purchaser is a partnership, corporation, limited liability company or other entity, then the Purchaser’s principal place of business is in the state or province identified in the address of the Purchaser set forth in the Accredited Investor Questionnaire and Information Form.

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5.       Restrictions on Transfer.

a.       Restricted Securities. The Purchaser understands that the Securities, as well as the Warrant Shares, have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities and Warrant Shares are or upon issuance will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities and Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Warrant Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and Warrant Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that this offering is not intended to be part of a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

b.       Legends. The Purchaser agrees that the Securities and, upon issuance, the Warrant Shares, may be notated with one or all of the following legends or legends of similar import:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Any other legend set forth in, or required by, this Agreement or any other Transaction Documents.

Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

c.       Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, or to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, which such counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement. The Purchaser or subsequent holder of the Securities will be responsible for the cost of the opinion and agreement to be bound by the terms of this Agreement.

6.       Acknowledgment of Dilution. The Company and the Purchaser acknowledge that the issuance of the Securities and Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

7.       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

8.       “Penny Stock” Rules. The application of the “penny stock” rules to the Company’s Common Stock could adversely affect the market price of the Company’s Common Stock and increase the Purchaser’s transaction costs to sell the Common Stock. Further, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules, which may make it more difficult for the Purchasers to dispose of the Company’s Common Stock.

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9.       Securities Laws Disclosure; Publicity. The Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC, OTC Markets (“OTC Markets”), other applicable trading market, or Financial Industry Regulatory Authority (“FINRA”) filings with respect to this transaction as is required by applicable law and regulations. The Purchaser shall not issue any press release or otherwise make any such public statement with respect to this transaction without the prior written consent of the Company. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency, without the prior written consent of such Purchaser, except as required by federal or state securities law or regulation. The Company covenants and agrees that, neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.

10.       Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes or such other purposes as determined by the Board, in its sole discretion; provided, however, that the Company will set aside 33.3% of the net proceeds from each Closing of the offering (not to exceed $400,000 in the aggregate) to repurchase shares of Common Stock from the Company’s co-founders, Stephen and Brandy Keen, at a repurchase price equal to 80% of the Unit Price.

11.       Indemnification of Purchasers. Subject to the provisions of this Section, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

12.       Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

13.       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

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14.       Additional Investment Right. From the date of the initial Closing until the Closing Deadline, the Company may continue to offer any unsold Units to purchasers on the same terms and conditions as set forth in this Agreement and Exhibit A hereto. In order to effectuate a purchase and sale of such Units, the Company and the purchasers shall enter into a Securities Purchase Agreement identical to this Agreement and shall include updated disclosure schedules, if necessary. Notwithstanding the foregoing, the Board may, in its sole discretion, modify or amend the terms and conditions as set forth in this Agreement and Exhibit A hereto in a manner which is more favorable to a Purchaser, without notice to or the consent of the other Purchasers; provided, however, that such favorable terms shall be applicable to all Purchasers in the offering.

15.       Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the initial Closing has not been consummated on or before June 6, 2018; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties). Any amount paid to the Company by a Purchaser in anticipation of the initial Closing in respect of a properly terminated Securities Purchase Agreement will be return without interest or other deduction.

16.       Fees and Expenses . Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay any fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

17.       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel or other financial advisor in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

18.       Miscellaneous.

a.       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

b.       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the second (2nd) Trading Day following the date of receipt, if sent by U.S. nationally recognized overnight courier service or (ii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the Accredited Investor Questionnaire and Information Form.

c.       Amendments; Waivers. Except as set forth in Section 14 hereof, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 51% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

d.       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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e.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (except that the Company may assign this Agreement and its rights and obligations hereunder in connection with a merger, reorganization or the like without the consent of the Purchaser).

f.       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 11.

g.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Denver, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Denver, Colorado for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under this Section, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

h.       Survival. The representations and warranties of the Company contained herein shall survive the Closing and the delivery of the Securities and terminate thirty (30) days thereafter unless the representations and/or warranty relates to organization, authorization or issuance of securities in which case such representations and warranties would terminate one year following Closing and the delivery of Securities.

i.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

j.       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary lost instrument indemnity or bond fees and any transfer agent fees) associated with the issuance of such replacement Securities.

k.       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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l.       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

m.       Construction . The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

n.       Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

o.       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

p.       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow.]

15

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date set forth below their respective signatures.

SURNA INC.

By:
Chris Bechtel, Chief Executive Officer and President

Date: ________________________

Address for Notice:

1780 55th Street

Boulder, CO 80301

[SIGNATURE PAGE FOR COMPANY]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date set forth below their respective signatures.

FOR INDIVIDUALS:	FOR ENTITIES (including partnerships, LLCs, trusts, corporations or other entities):

Purchaser Name(s): _____________________________	Purchaser Name: _____________________________
(print legal name(s); both if purchasing jointly)	(print legal name)

___________________________	____________________________
Signature	Signature

__________________________	____________________________
Signature	Title

__________________________	____________________________
Date	Date

Subscription Amount $____________________________

[Minimum subscription amount - $10,000]

[Subscription amount must be in increments of $1,000]

*The Purchaser’s subscription for the purchase of Units in this Offering is subject to the approval and acceptance by the Company, which approval and acceptance shall be evidenced by the Company’s execution and delivery of its signature page to this Agreement. The Company may withdraw this Offering in its sole discretion.

[SIGNATURE PAGE FOR PURCHASER]

DISCLOSURE SCHEDULES

The Company is making the following disclosures to modify the Company’s representations and warranties contained in Section 3(g) (Capitalization), Section 3(i) (Material Changes) and Section 3(p) (Transactions with Affiliates and Employees):

Amendment to Employment Agreement for Brandy Keen

On May 10, 2018, the Board and Brandy Keen (“Ms. Keen”) agreed to amend her employment agreement with the Company to continue as a Senior Technical Advisor. The term of her employment agreement will be extended from December 31, 2019 to April 30, 2020. Beginning May 1, 2019, Ms. Keen will become a part-time employee, will be able to relocate her personal residence outside Colorado, and will be expected to attend significant trade shows, major customer meetings, and meetings at the Boulder office from time to time. Ms. Keen’s current base salary will remain unchanged at $150,000, until May 1, 2019, when Ms. Keen’s annualized base salary will become $75,000 and she will no longer be eligible to receive any sales incentives.

The Board also agreed to grant Ms. Keen a total of 4,800,000 restricted stock units (“RSUs”), which will vest as follows:

a.	1,000,000 RSUs vest on June 30, 2018, subject to her continued employment through the vesting date;

b.	1,000,000 RSUs vest on December 31, 2018, subject to her continued employment through the vesting date;

c.	1,000,000 RSUs vest on June 30, 2019, subject to her continued employment through the vesting date;

d.	1,000,000 RSUs vest on December 31, 2019, subject to her continued employment through the vesting date; and

e.	800,000 RSUs vest on April 30, 2020, subject to her continued employment through the vesting date.

The foregoing RSUs will continue to vest if Ms. Keen’s employment is terminated by the Company without cause.

The restrictive covenants following the termination or expiration of the employment agreement will be extended from one year to two years from the date of termination or expiration. Following the expiration of the employment agreement on April 30, 2020, Ms. Keen will reasonably cooperate with the Company on certain business matters upon reasonable notice and during normal business hours for compensation as a consultant at a rate of $85 per hour.

The Company will cooperate in the implementation of a Section 10b-5 common stock sales plan commencing on or about January 1, 2019, to allow Ms. Keen and her spouse, Stephen B. Keen, the Company’s other founder (collectively, the “Keens”), to sell shares of common stock owned by them in open market transactions. The plan will allow the Keens to sell shares of the Company’s common stock in monthly intervals and in an amount not to exceed 200,000 shares per month.

Upon execution of the amended employment agreement by the Company and Ms. Keen, the Company intends to file a Current Report on Form 8-K which will include a copy of the amended employment agreement.

Termination of Consulting Agreement with Stephen Keen

On May 10, 2017, the Board approved a three-year consulting agreement between the Company and Stephen Keen (“Mr. Keen”), a principal shareholder of the Company and a former executive officer and director. Under the consulting agreement, Mr. Keen provided consulting services to the Company, including research and development, new product design and innovations, existing product enhancements and improvements, and other technology advancements with respect to the Company’s business and products in exchange for an annual consulting fee of $30,000. The consulting agreement also included certain activity restrictions which prohibit Mr. Keen from competing with the Company.

On May 10, 2018, the Board and Mr. Keen agreed to terminate the 2017 consulting agreement between Mr. Keen and the Company and the Company will have no further obligations to Mr. Keen under the consulting agreement other than payment of consulting fees through May 31, 2018. Mr. Keen will remain subject to the restrictive covenants regarding his post-termination activities for the one-year period following termination as currently set forth in the consulting agreement. However, the Company will release Mr. Keen from any of the post-termination restrictions for any activities conducted by Mr. Keen associated with a specific hybrid cultivation facility project (the “Project”) with a third-party in which Mr. Keen intends to be involved as an operator and owner. In addition, the Company will not take any action against Mr. Keen or the Project owner alleging that Mr. Keen’s activities and work with the Project violates the inventions and intellectual property provisions contained in the consulting agreement.

Company Purchase of Common Stock from Stephen and Brandy Keen

On May 10, 2018, the Company and the Keens agreed to enter into a stock repurchase agreement under which the Company will purchase shares of common stock held by the Keens at an aggregate purchase price of $400,000. The repurchase of any shares of common stock by the Company is subject to the Company’s closing of a private financing of not less than $1,500,000 or, in the sole discretion of the Board, the Company may set aside 33.3% of the proceeds from each closing of the offering (not to exceed $400,000 in the aggregate) to repurchase the shares of common stock. The price for the shares of common stock being repurchased by the Company will be equal to 80% of the price paid by investors in the private financing.

Upon execution of the stock repurchase agreement by the Company and the Keens, the Company intends to file a Current Report on Form 8-K which will include a copy of the stock repurchase agreement.

Company Option to Purchase of Preferred Stock from Stephen and Brandy Keen

On May 10, 2018, the Company and the Keens agreed to enter into an option to purchase agreement under which the Company will have the right, but not the obligation, to acquire all the 35,189,669 shares of preferred stock owned by the Keens. There are a total of 77,220,000 shares of preferred stock outstanding, owned by a total of six individuals including the Keens. The option will expire on April 30, 2020. Upon exercise of the option, the Company will issue one share of common stock for each 1,000 shares of preferred stock purchased by the Company. The common stock issued upon exercise will be restricted shares. As consideration for the Keens’ grant of the option, the Company will pay them $5,000.

Upon execution of the option to purchase agreement by the Company and the Keens, the Company intends to file a Current Report on Form 8-K which will include a copy of the option to purchase agreement.

EXHIBIT A

Form of Warrant